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                                                                    Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of GFSI, Inc. on Form S-4 of our report dated January 24, 1997 on the financial statements of Winning Ways, Inc. as of and for the year ended June 30,1996, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the use in this Registration Statement of GFSI, Inc. on Form S-4 of our report dated January 24, 1997 on the balance sheet of GFSI, Inc. as of January 23, 1997, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the use in this Registration Statement of GFSI, Inc. on Form S-4 of our report dated January 24, 1997 on the balance sheet of GFSI Holdings, Inc. as of January 23, 1997, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings, "Selected Financial Data" and "Experts" in such Prospectus.




DELOITTE & TOUCHE LLP
Kansas City, Missouri
March 28, 1997